UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 16, 2025 (Date of earliest event reported)
PennantPark Floating Rate Capital Ltd. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

1691 Michigan Avenue Miami Beach, Florida (Address of principal executive offices)	33139 (Zip Code)

786-297-9500 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Highlights and Preliminary Estimates of Results as of December 31, 2024

On January 16, 2025, PennantPark Floating Rate Capital Ltd. (the “Company”) announced certain highlights and preliminary estimates of its financial results for the quarter ended December 31, 2024.

Highlights:

•
In December 2024, the Company, upsized its multi-currency senior secured revolving credit facility with Truist Bank, as administrative agent, and other lenders (the “Credit Facility”) commitments to $736 million from $636 million; pricing on the Credit Facility remained unchanged at SOFR plus 225 basis points.
•
During the quarter, the company committed to invest an additional $87.5 million in PennantPark Senior Secured Loan Fund I LLC (“PSSL”or the “JV”) and its JV partner also committed to invest an additional $12.5 million of capital. In conjunction with increased leverage capacity at PSSL, the $100 million investment will expand the JV’s total investment capacity to $1.5 billion, representing a nearly $500 million increase.
•
The equity investment in New MPE Holdings, LLC (Marketplace Events) was realized during the quarter. This investment represented 11.3% of the equity portfolio, excluding the investment in PSSL, at September 30, 2024. In addition, in connection with the payoff of the Marketplace Events, LLC debt, the company recognized approximately $3.8 million of one-time non-recurring income related to accelerated amortization income associated with the early repayment of the loan. The equity position was valued at $20.1 million at September 30, 2024. In connection with the sale, we received $20.6 million in cash proceeds and anticipate receiving approximately $4.9 million of additional escrow proceeds in the future in connection with the terms of the sale.

Preliminary estimates:

•
Net asset value per share is estimated to be between $11.33 and $11.38 per common share at December 31, 2024. This compares to a net asset value per common share of $11.31 at September 30, 2024.
•
Net investment income is estimated to be between $0.36 and $0.38 per common share for the quarter ended December 31, 2024 and includes approximately $0.04 per common share of one-time non-recurring income related to accelerated amortization income associated with the early repayment of one of our loans, net of the impact on incentive fees. This compares to net investment income of $0.24 per common share for the quarter ended September 30, 2024.
•
Core net investment income is estimated to be between $0.32 and $0.34 per common share for the quarter ended December 31, 2024 and excludes approximately $0.04 per common share of one-time non-recurring income related to accelerated amortization income associated with the early repayment of one of our loans, net of the impact on incentive fees.(1) This compares to core net investment income of $0.32 per common share for the quarter ended September 30, 2024.
•
The investment portfolio at fair value was $2.20 billion, compared to $1.98 billion as of September 30, 2024.
•
At December 31, 2024, there were two loans on non-accrual representing 0.4% of the portfolio at cost and 0.1% at fair market value versus two loans on non-accrual at September 30, 2024 representing 0.4% of the portfolio at cost and 0.2% at fair market value.
•
As of December 31, 2024, the Company had approximately $1.3 billion of total debt consisting of, $608.9 million of borrowings outstanding at cost under the Company’s Credit Facility, $185.0 million in aggregate principal amount of 4.25% Notes due 2026 outstanding, $266.0 million in aggregate principal amount of asset-backed debt consisting of various notes due in July 2036, and $287.0 million in aggregate principal amount of asset-backed debt consisting of various notes due in April 2036.
•
At December 31, 2024, we had approximately $102.3 million in cash and approximately $127.2 million in unused capacity under the Credit Facility.

These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial position, results of operations or cash flows for the quarter ended December 31, 2024. Final results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of the Company’s portfolio investments as of December 31, 2024, arising between the date hereof and the completion of the Company’s financial statements and the filing of the Company’s Form 10-Q for the quarter then ended.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of the Company’s management. RSM US LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

 (1) Supplemental information regarding core net investment income

Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance, excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2024, Core NII excluded: i) $3.8 million or $0.05 per share of income related to accelerated amortization income associated with the early repayment of one of our loans, and ii) an add-back of $0.8 million or $0.01 per share of incentive fee expense.

Forward-Looking Statements

This report on Form 8-K, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports the Company files under the Exchange Act. All statements other than statements of historical facts included in this report on Form 8-K, are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

Item 8.01 Other Information

The information set forth under Item 2.02 above is incorporated herein by reference.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2025	PENNANTPARK FLOATING RATE CAPITAL LTD. By: /s/ Richard T. Allorto, Jr. Richard T. Allorto, Jr. Chief Financial Officer & Treasurer